                                                                     EXHIBIT 3.2
                          The Companies Law, 5759 -1999

                           A company limited by shares

                             Articles of Association

                                       of

                         XACCT Technologies (1997) Ltd.

                                THE COMPANIES LAW

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                         XACCT TECHNOLOGIES (1997) LTD.

        (Amended Articles of Association effective as of March 27, 2000)


1. The following regulations shall, subject to repeal, addition and alteration as provided by the Companies Law (as defined in Article 2 below) or these Articles (as defined in Article 2 below), be the regulations of the Company (as defined in Article 2 below).

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.

WORDS                     MEANINGS

Articles these Articles of Association as from time to time amended by Special Resolution;

Auditors                  the Company auditors;

Board                     the Board of Directors of the Company;

the Chairman              the Chairman of the Board;

the Company               XACCT Technologies (1997) Ltd.;

the Companies Law         the Israeli Companies Law, 5759 - 1999;

Conversion Price          As defined in Article 6.2;

Conversion Shares         The Ordinary Shares issued or issuable pursuant to the
                          conversion or reclassification of (i) the Preferred
                          Shares (as defined in this Article 2), or (ii) any preferred shares of the Company that any of the shareholders may hereinafter acquire or receive upon exercise of warrants, a Recapitalization Event or otherwise;

Deemed Liquidation        A merger, reorganization, acquisition or sale of all
                          or substantially all of the assets of the Company, following which the holders of the Company's share capital hold less than 50% of the voting power of the surviving or acquiring entity and less than 50% of the issued and outstanding share capital of the surviving or acquiring entity, unless the majority of the Series
                          C Preferred Shareholders agree otherwise;

Director member of the Board appointed in accordance to these Articles holding office at any one time;

Founder(s)                Eran Wagner and Limor Schweitzer;

Key Management            Eran Wagner, Limor Schweitzer and Eric Gries;

The Management
Rights Agreement          the Management Rights Agreement dated October 7, 1999;

Month                     a Gregorian calendar month;

Non-voting Ordinary Share(s)        the Non-voting Ordinary Shares of a nominal
value of NIS 0.01 per share;

Non-voting
Ordinary
Shareholders              The holders of Non-voting Ordinary Shares;

the Office                the Registered Office of the Company at any one time;

Office Holder             as such term is defined in the Companies Law;

Ordinary Share(s)         collectively the Voting Ordinary Shares and the
                          Non-voting Ordinary Shares;

Ordinary
Shareholder(s)            collectively the holder(s) of Voting Ordinary Shares
                          and Non-voting Ordinary Shares;

Preferred Shares
Director                  a Series A Preferred Shares Director (as defined in
                          Article 77), a Series B-1 Preferred Shares Director (as defined in Article 77) or a Series C-1 Preferred Shares Director (as defined in Article 77);

Preferred

Shareholder(s)            collectively the holder(s) of Series A Preferred
                          Shares, Series B Preferred Shares the Series C
                          Preferred Shares and the Series D Preferred Shares;

Preferred
Share(s) collectively the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and Series D Preferred Shares;

Qualified IPO             for each Series of Preferred Shares and Ordinary
                          Shares other than the Series D Preferred Shares a firmly underwritten initial public offering of the Company's Ordinary Shares (the "IPO") at a price per
                          Ordinary Share (prior to underwriters' commissions and expenses) representing a Company valuation immediately prior to the IPO of at least US$200 million (as determined by the underwriters) and with total gross offering proceeds to the Company in excess of $20 million; and for the Series D Preferred Shares any IPO;

Recapitalization
Event any share split, subdivision, combination, share dividend, bonus share, recapitalization or similar event;

the Register              the Register of Members of the Company administered in
                          accordance with Section 130 of the Companies Law;

the Rights
Agreement                 the Second Amended and Restated Rights Agreement by
                          and among the Company, the Key Management and the Preferred Shareholders made as of March __, 2000;

Restricted Securities     (i) the Preferred Shares, (ii) the Conversion Shares,
                          (iii) any other securities issued in respect of the Preferred Shares or the Conversion Shares upon any Recapitalization Event;

Series A Preferred
Share(s) the Series A Preferred Shares of a nominal value of NIS 0.01 per share;

Series A Preferred
Shareholder(s)            the holder(s) of Series A Preferred Shares;

Series B Conversion
Price                     the applicable Conversion Price of a Series B
                          Preferred Share;

Series B

Preferred Share(s)        collectively, the Series B-1 Preferred Shares and the
                          Series B-2 Non-voting Preferred Shares;

Series B
Preferred
Shareholder(s)            collectively, the holder(s) of Series B-1 Preferred
                          Shares and the holder(s) of Series B-2 Non-voting
                          Preferred Shares;

Series B-1
Preferred
Shareholder(s)            the holder(s) of Series B-1 Preferred Shares;

Series B-1
Preferred Share(s)        Share(s) the Series B-1 Preferred Shares of a nominal
                          value of NIS 0.01 per share;

Series B-2
Non-voting
Preferred Shares          the Series B-2 Non-voting Preferred Shares of a
                          nominal value of NIS 0.01 per share;

Series B-2
Non-voting Preferred
Shareholder(s)            the holder(s) of Series B-2 Non-voting Preferred
                          Shares;

Series C Conversion
Price                     the applicable Conversion Price of a Series C
                          Preferred Share;

Series C
Preferred Share(s)        collectively, the Series C-1 Preferred Shares and the
                          Series C-2 Non-voting Preferred Shares;

Series C
Preferred
Shareholder(s)            collectively, the holder(s) of Series C-1 Preferred
                          Shares and the holder(s) of Series C-2 Non-voting
                          Preferred Shares;

Series C-1
Preferred
Shareholder(s)            the holder(s) of Series C-1 Preferred Shares;

Series C-1 Preferred
Share(s) the Series C-1 Preferred Shares of a nominal value of NIS 0.01 per share;

Series C-2 Non-voting
Preferred Share(s)        the Series C-2 Non-voting Preferred Shares of a
                          nominal value of NIS 0.01 per share;

Series C-2
Non-voting Preferred
Shareholder(s)            the holder(s) of Series C-2 Non-voting Preferred
                          Shares;

Series D Conversion
Price                     the applicable Conversion Price of a Series D
                          Preferred Share;

Series D
Preferred Share(s)        the Series D Preferred Shares;

Series D
Preferred
Shareholder(s)            the holder(s) of Series D Preferred Shares;

Series D Preferred
Share(s) the Series D Preferred Shares of a nominal value of NIS 0.01 per share;

Voting Ordinary
Share(s)                  the Voting Ordinary Shares of a nominal value of NIS
                          0.01 per share;

Voting Preferred
Share(s) collectively the Series A Preferred Shares, the Series B-1 Preferred Shares, the Series C-1 Preferred Shares and the Series D Preferred Shares;

Voting Preferred
Shareholders              collectively the holder(s) of Series A Preferred
                          Shares, Series B-1 Preferred Shares, Series C-1
                          Preferred Shares and Series D Preferred Shares;

Warrants The warrants issued to the Series B Shareholders pursuant to a Series B Share Purchase Agreement dated October 29, 1998 between the Company and each of the Series B Shareholders and the warrants issued to the Series C Shareholders pursuant to a Series C Share Purchase Agreement dated October 7, 1999 between the Company and each of the Series C Shareholders and the warrant to purchase Voting Ordinary Shares granted to Foresight Business and Consulting Ltd.;

in writing                written, printed, photocopied, typed, sent via
                          facsimile or produced by any visible substitute for writing, or partly one and partly another and "signed" shall be construed accordingly;

year                      a Gregorian calendar year from January 1st to December
                          31st;


     Words denoting the singular number shall include the plural number and vice versa, words denoting the masculine gender shall include the feminine gender; Words denoting persons shall include corporations, partnerships and other corporate entities;

     Save as aforesaid any words or expressions defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

     The captions of these Articles are for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any Article hereof.

     For the purposes of these Articles the phrase "ON AS-CONVERTED BASIS" means that with respect to any given right in question, and for any calculation of shareholding in the Company, Preferred Shares shall be calculated as, and has the effect of, such number of Ordinary Shares into which such Preferred Shares are convertible at that time.

3.   The Company is a private company and accordingly:

     3.1 The right to transfer shares is restricted in the manner hereinafter prescribed;

     3.2 The number of members of the Company at any time (other than employees or former employees) shall not exceed 50; provided, however, that if two or more individuals hold a share or shares of the Company jointly, they shall be deemed to be one member for purposes of this Article;

     3.3 Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.


                                  SHARE CAPITAL

4.1 The share capital of the Company is NIS 580,000 (five hundred and eighty thousand New Israeli Shekels), divided into eight classes of shares:
     4,200,000 (four million two hundred thousand) Series A Preferred Shares; 7,000,000 (seven million) Series B-1 Preferred Shares; 1,750,000 (one million seven hundred and fifty thousand) Series B-2 Non-voting Preferred Shares; 5,530,000 (five million five hundred and thirty thousand) Series C-1 Preferred Shares; 70,000 (seventy thousand) Series C-2 Non-voting Preferred Shares; 35,630,000 (thirty five million six hundred and thirty thousand) Voting Ordinary Shares; 1,820,000 (one million eight hundred and twenty thousand) Non-voting Ordinary Shares; and 2,000,000 (two million) Series D Preferred Shares.

4.2 Anything herein to the contrary notwithstanding, and until determined otherwise by Trident Capital (the "ENTITY") in its sole and absolute discretion, by written notice to the Company, the Entity shall not hold, in the aggregate more than 10% (the "THRESHOLD PERCENTAGE") of any Voting Ordinary Shares or Series B-1 Preferred Shares or Series C-1 Preferred Shares. In the event that the Entity shall hold any class of voting shares above the Threshold Percentage then: (i) any Voting Ordinary Shares held by the Entity shall automatically be converted or reclassified into Non-voting Ordinary Shares, (ii) any Series B-1 Preferred Shares shall automatically be converted or reclassified into Series B-2 Non-voting Preferred Shares, and (iii) any Series C-1 Preferred Shares shall automatically be converted or reclassified into Series C-2 Non-voting Preferred Shares, immediately prior to or simultaneously with any transaction, act or event (including, purchase of additional securities, repurchases or redemptions (if and when permitted by applicable law) of securities or any other act permitted by law whether performed by the Entity, the Company or any third party) resulting in such excess; provided however, that Voting Ordinary Shares held by the Entity shall first be converted or reclassified into Non-voting Ordinary Shares to bring such holdings down to the Threshold Percentage prior to the conversion or reclassification of Series B-1 Preferred Shares into Series B-2 Non-voting Preferred Shares or Series C-1 Preferred Shares into Series C-2 Non-voting Preferred Shares. The Threshold Percentage shall be determined by and shall reflect the aggregate of the Voting Ordinary Shares and the Voting Preferred Shares held by the Entity in aggregate and not a percentage of a specific class of shares.

                                     SHARES

5.   RIGHTS ATTACHED TO ORDINARY SHARES

     5.1  RIGHTS ATTACHED TO VOTING ORDINARY SHARES

          Each Voting Ordinary Share shall convey to its holder PARI PASSU the right to receive notice of, and to participate in, all General Meetings (as defined in the Companies Law), to vote in such meetings and, subject of the terms of Articles 6 and 65 hereunder to receive dividends and, subject to the terms of Article 6 hereunder to participate in the distribution of the surplus assets and funds of the Company in the event of a Liquidation (as defined in Article 6.1 hereof) of the Company. The holders of Voting Ordinary Shares shall have the right to appoint Directors as described in Article 77 hereunder, and no other rights except as may be expressly provided for herein or any other mandatory right of a shareholder in a private company pursuant to the Companies Law.

     5.2  RIGHTS ATTACHED TO NON-VOTING ORDINARY SHARES

          Each Non-voting Ordinary Share shall convey to its holder pari passu each and every right and privilege of the Voting Ordinary Shares with the exception of (i) the right to appoint directors, (ii) the right to receive notices of General Meetings (iii) the right to participate and vote in such meetings. The Non-voting Ordinary Shares shall be convertible at the option of the holder(s) thereof into an equal number of Voting Ordinary Shares upon written notice to the Company by the holder(s) thereof.

6.   RIGHTS ATTACHED TO PREFERRED SHARES

     The Series A Preferred Shares, the Series B-1 Preferred Shares, the Series C-1 Preferred Shares and the Series D Preferred Shares will have all the rights and privileges of the Voting Ordinary Shares. The Series B-2 Non-voting Preferred Shares and the Series C-2 Non-voting Preferred Shares will have all the rights and privileges of the Non-voting Ordinary Shares.

     In addition, each Preferred Share shall entitle its holder to the powers, preferences and rights as follows:

     6.1 In the event of any liquidation, winding up or Deemed Liquidation of the Company ("LIQUIDATION"):

          (a) The Series D Preferred Shareholders shall be entitled to receive, prior and in preference to any payment to any other class or series of share capital, an amount per Series D Preferred Share (the "SERIES D LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series D Preferred Share (as adjusted for any Recapitalization Event with respect to such shares).

               If the assets and funds thus distributed among the Series D Preferred Shareholders shall be insufficient to permit the payment in full of the Series D Liquidation Preference to the Series D Preferred Shareholders, then the entire assets and funds of the Company legally available for distribution shall be distributed PRO RATA among the Series D Preferred Shareholders in proportion to the Series D Liquidation Preference each such holder is otherwise entitled to receive.

          (b) After payment in full of the Series D Liquidation Preference to the Series D Preferred Shareholders, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the

               Series B Preferred Shareholders, the Series A Preferred Shareholders and to the Ordinary Shareholders, the Series C Shareholders shall be entitled to receive an amount per Series C Preferred Share (the "SERIES C LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series C Preferred Share (as adjusted for any Recapitalization Event with respect to such shares).

               If the assets and funds thus distributed among the Series C Preferred Shareholders shall be insufficient to permit the payment in full of the Series C Liquidation Preference to the Series C Preferred Shareholders, then the entire assets and funds of the Company legally available for distribution, after giving effect to the Series D Liquidation Preference, shall be distributed pro rata among the Series C Preferred Shareholders in proportion to the Series C Liquidation Preference each such holder is otherwise entitled to receive.

          (c) After payment in full of the Series D Liquidation Preference to the Series D Shareholders and the Series C Liquidation Preference to the Series C Preferred Shareholders, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the Series A Preferred Shareholders and to the Ordinary Shareholders, the Series B Preferred Shareholders shall be entitled to receive an amount per Series B Preferred Share (the "SERIES B LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series B Preferred Share (as adjusted for any Recapitalization Event with respect to such shares). If the assets and funds thus distributed among the Series B Preferred Shareholders shall be insufficient to permit the payment in full of the Series B Liquidation Preference to the Series B Preferred Shareholders, then the entire assets and funds of the Company legally available for distribution after giving effect to the Series D Liquidation Preference and the Series C Liquidation Preference, shall be distributed PRO RATA among the Series B Preferred Shareholders in proportion to the Series B Liquidation Preference each such holder is otherwise entitled to receive.

          (d) After payment in full of the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the Ordinary Shareholders, the Series A Preferred Shareholders shall be entitled to receive an amount per Series A Preferred Share (the "SERIES A LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series A Preferred Share (as adjusted for any Recapitalization Event with respect to such shares). If the assets and funds thus distributed among the Series A Preferred Shareholders shall be insufficient to permit the payment in full of the Series A Liquidation Preference to the Series A Preferred Shareholders, then the entire assets and funds of the Company legally available for distribution after giving effect to the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference, shall be distributed PRO RATA among the Series A Preferred Shareholders in proportion to the Series A Liquidation Preference each such holder is otherwise entitled to receive.

          (e) Thereafter the remaining assets and surplus assets of the Company legally available for distribution, if any, shall be distributed PRO RATA to all of the shareholders of the Company, in proportion to their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares of the Company.

          (f) Whenever the distribution provided for in this sub-article shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in good faith by the Board, or by the liquidator in the case of winding up. The NIS equivalent of the U.S. dollar value of any distribution under this sub-article shall be determined in accordance with the Representative Rate of Exchange last published by the Bank of Israel prior to the date of the making of the distribution.

          (g) Notwithstanding the distribution detailed in sub-articles (a)-(e) above, if as a result of a Deemed Liquidation the Series C Preferred Shareholders would receive 2 (two) times the Series C Conversion Price (as determined by Article 6.2 below) or more, then the entire assets and surplus funds of the Company legally available for distribution, if any, shall be distributed PRO-RATA to all shareholders of the Company, in proportion to their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares, subject to the prior payment of the Series D Liquidation Preference in the event that, as a result of a Deemed Liquidation the PRO RATA amount that the Series D Preferred Shareholders would receive from such distribution on a PRO RATA as converted basis is less than the Series D Liquidation Preference.

          (h) Notwithstanding the distribution detailed above, if as a result of a Deemed Liquidation the Series B Preferred Shareholders would receive 2.5 (two and one-half) times the Series B Conversion Price (as determined by Article 6.2 below) or more, then the entire assets and surplus funds of the Company legally available for distribution, if any, after giving effect to the preferential rights of the Series D Preferred Shareholders and the Series C Preferred Shareholders as set forth above, shall be distributed pro rata to all shareholders of the Company, in proportion to their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares.

     6.2  CONVERSION

          OPTIONAL CONVERSION. Subject to adjustment as specified below, (i) the Series D Preferred Shareholders have the right at any time to have their Series D Preferred Shares converted or reclassified into Voting Ordinary Shares (ii) the Series C-1 Preferred Shareholders have the right at any time to have their Series C-1 Preferred Shares converted or reclassified into Voting Ordinary Shares or Non-voting Ordinary Shares, (iii) the Series C-2 Non-voting Preferred Shareholders have the right at any time to have their Series C-2 Non-voting Preferred Shares converted or reclassified into Series C-1 Preferred Shares or into Non-voting Ordinary Shares, (iv) the Series A Preferred Shareholders and the Series B-1 Preferred Shareholders have the right at any time to have their Series A Preferred Shares and Series B-1 Preferred Shares converted or reclassified into Voting Ordinary Shares, (v) the Series B-2 Non-voting Preferred Shareholders have the right at any time to have their Series B-2 Non-voting Preferred Shares converted or reclassified into Series B-1 Preferred Shares or into Non-voting Ordinary Shares, and (vi) the Non-voting Ordinary Shareholders have the right at any time to have their Non-voting Ordinary Shares converted or reclassified into Voting Ordinary Shares. Any conversion or reclassification of (i) Non-voting Ordinary Shares into Voting Ordinary Shares; and (ii) Non-voting Preferred Shares into Voting Preferred Shares of the same class; will be made on a one to one basis. Any conversion or reclassification of Preferred Shares into Ordinary Shares will be made pursuant to the Conversion Rate (subject to adjustment as provided under these Articles) at the time in effect for such share. The "CONVERSION RATE" shall be the Original Issue Price divided by the Conversion Price (subject to any adjustment as may be set forth in these Articles) at the time in effect for such share. The "ORIGINAL ISSUE PRICE" of each Preferred Share is the amount in U.S Dollars originally paid to the Company for that share. The "CONVERSION PRICE" for each Preferred Share shall initially be the Original Issue Price of that Preferred Share subject to adjustment as provided in sub-article 6.3 herein.

          MANDATORY CONVERSION. The Voting Preferred Shares shall be automatically converted or reclassified into Voting Ordinary Shares as aforesaid and the Series B-2 Non-voting Preferred Shares and the Series C-2 Non-voting Preferred Shares shall be automatically converted or reclassified into Non-voting Ordinary Shares, each upon the closing of a Qualified IPO. Conversion of the Preferred Shares may be effected by way of reclassification of the Preferred Shares into Ordinary Shares at the then existing Conversion Rate.

     6.3  ADJUSTMENT TO CONVERSION RATE.

          The Conversion Rate shall be subject to adjustment in the following cases:

          (a) In the event the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a share dividend (i.e. bonus shares), the number of Ordinary Shares then outstanding into a different number of shares, then thereafter the number of Ordinary Shares issuable upon the conversion or reclassification of Preferred Shares shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Ordinary Shares by reason of such change; provided, however, that no adjustment in the Conversion Rate shall be made hereunder in either of the following cases: (i) a share dividend on the Ordinary Shares where an identical share dividend in Ordinary Shares was paid also on the Preferred Shares, or (ii) a subdivision or combination of the Ordinary Shares where an identical subdivision or combination was made PRO-RATA also in respect of the Preferred Shares.

          (b) In the event of any capital reorganization, or of any reclassification of the share capital of the Company or in case of the consolidation or merger of the Company with or into any other corporation, each Preferred Share shall after such capital reorganization, reclassification of share capital, consolidation, merger or sale entitle the holder to obtain the kind and number of Ordinary Shares or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which such holder would have been entitled if he had held the Ordinary Shares issuable upon conversion or reclassification of such Preferred Shares immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale.

          6.4  ANTI DILUTION

          (1) Upon each bona fide issuance or deemed issuance by the Company of any New Shares (as defined in Article 6.4 (4) below) at a price per share less than the existing Conversion Price of a share of a certain class of Preferred Shares, the Conversion Price of each share of that class of Preferred Shares will be reduced to an amount equal to the existing Conversion Price multiplied by a fraction (i) the numerator of which is the sum of (A) the total number of shares of Preferred Shares outstanding plus (B) the number of New Shares that can be purchased at the existing Conversion Price for the total consideration received from the issuance of New Shares and (ii) the denominator of which is the number of outstanding Preferred Shares, plus the number of New Shares issued in the new issuance.

               The formula can be expressed algebraically as follows:

                            N + np/P
                            --------
               P' = P *     N + n

               where:

               N = Number of Preferred Shares outstanding prior to the dilutive issuance of shares

               P = Conversion Price of the Preferred Share prior to the dilutive issuance

               P' = New Conversion Price of the Preferred Share after the dilutive issuance

               n= Number of New Shares issued in the dilutive issuance

               p= Price per share in the dilutive issuance

               No adjustments of the Conversion Price for a Preferred Share shall be made in an amount less than one U.S. cent per share. No adjustment of such Conversion Price pursuant to this sub-article shall be made if it has the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

          (2) In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, or securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than shares to be issued to bona fide employees, consultants and service providers of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan approved by the Board), the aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exerciseability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares, or upon the exchange or conversion of such security, shall be deemed to have been issued at the time of the issuance of such options, rights, or securities, at a consideration equal to the consideration received by the Company upon the issuance of such options, rights, or securities plus any additional consideration payable to the Company pursuant to the term of such options, rights or securities (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby.

          (3) In the case of the issuance of shares or other securities for a consideration in whole or in part other than cash, the price per share shall be deemed to be the fair market value thereof as determined in good faith by the Board.

          (4) For the purpose of this Article, the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to this Article. "NEW SHARES" shall mean shares of whatever class issued or deemed to be issued pursuant to this Article by the Company other than Excepted Securities as defined in Article 12(a) hereunder.

               6.5 The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon conversion or reclassification of Preferred Shares as herein provided, such number of Ordinary Shares as shall then be issuable upon the conversion or reclassification of all outstanding Preferred Shares and the Non-voting Ordinary Shares. All Ordinary Shares, which shall be so issued, shall be duly and validly issued and fully paid and non-assessable.

               6.6 The Series A Preferred Shareholders, the Series B-1 Preferred Shareholders and the Series C-1 Preferred Shareholders shall have the right to appoint Directors as described in Article 77.

               6.7 Prior to a Qualified IPO, in the event that the Company declares a distribution of dividends, the Preferred Shareholders shall be entitled to receive, prior and in preference to any distribution to be made to the Ordinary Shareholders, forty percent (40%) of the amount of dividends declared to be allocated in proportion to their respective shareholding in the Company (on an as converted basis). Thereafter, the remaining amounts of dividend legally available for distribution, shall be distributed pro rata to all the shareholders of the Company in proportion to their respective shareholding in the Company (on an as converted basis). Notwithstanding the foregoing, any dividends paid as a result of or in connection with a Liquidation will be distributed in the manner provided in Article 6.1 hereof.

               6.8 Each Preferred Shareholder shall have one vote for each Ordinary Share into which the Preferred Shares held by him of record could be converted (as provided in this Article
                    6), on every resolution (other than class meeting or resolution), without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. Notwithstanding the foregoing, in any class meeting or resolution, each Preferred Shareholder shall have one vote for each Preferred Shares held by him of record.

7.   CO-SALE RIGHTS

     Certain capitalized terms used in this Article have the meanings ascribed to them in Article 28.

     7.1 RIGHT TO PARTICIPATE. In the event that a member of Key Management proposes to sell his shares and there remain Refused Securities, each Primary and Secondary Offeree desiring to participate in the sale (collectively, "CO-SELLERS") shall have the right to participate in the sale to the Proposed Transferee upon the same terms and conditions as set forth in the Primary Right, subject to the terms and conditions set forth in this Article 7.1. A Co-Seller shall exercise its right by delivering to the Seller, within fifteen (15) days after the expiration of the Secondary Right Period, (i) a written notice of its intention to participate, specifying the amount of shares Co-Seller desires to sell to the Proposed Transferee, and (ii) one or more certificates representing the number of Ordinary Shares or Preferred Shares which Co-Seller elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

     7.2 QUALIFIED PARTICIPATION. Each Co-Seller shall have the right to sell up to that number of Ordinary Shares or Preferred Shares equal to the product of (i) the amount of Refused Securities multiplied by (ii) a fraction, the numerator of which is the number of shares of Ordinary Shares and Conversion Shares held by such Co-Seller, and the denominator of which is the total number of shares of Ordinary Shares and Conversion Shares owned by the Seller and the Co-Sellers as a group. In the event of Co-Seller participation, the amount of Offered Securities which Seller is entitled to sell on Seller's own behalf pursuant to this Article 7.2 shall be reduced accordingly, and Seller shall include such Co-Seller shares in the sale of the Offered Securities.

     7.3 CONTINUING RIGHTS. The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by a Seller shall not adversely affect a Co-Seller's right to participate in subsequent sales by the same or other Sellers.

8. Subject to Article 65 and the provisions of the Companies Law, any share may be issued with such preferred, deferred, right of redemption or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution determine.

                               VARIATION OF RIGHTS

9.   Subject to Article 65:

     9.1. Whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may, unless otherwise provided by the terms of issue of the shares of that class, be varied or abrogated, whether or not the Company is being wound up, only (i) with the consent in writing of the holders of the majority of the issued shares of the class, or (ii) with the sanction of the majority of those shareholders present and voting at a duly convened meeting of those shareholders, but not otherwise.

     9.2 All the provisions of these Articles relating to general meetings of the shareholders of the Company or the proceedings thereat, shall, MUTATIS MUTANDIS, apply to every separate general meeting of the holders of a class of shares, except that the necessary quorum shall be two persons holding or representing by proxy at least 51% (fifty-one percent) in nominal amount of the issued shares of the class or, at any adjourned meeting of such holders, those members who are present in person or by proxy, whatever their holdings and the holders of shares of the class shall be.

10. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not, unless otherwise expressly provided by these Articles or the conditions of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking PARI PASSU therewith or subsequent thereto.

                               ISSUANCE OF SHARES

11. Subject to these Articles, all unissued shares of the Company shall be at the disposal of the Board and the Board may allot, at a premium or at par or subject to the Companies Law, at a discount, with or without conferring a right of renunciation, grant options over, or otherwise dispose of them to such persons, at such times and on such terms as it thinks proper.

12.  PRE-EMPTIVE RIGHT

     Until a Qualified IPO, each Preferred Shareholder and member of Key Management (collectively the "PREEMPTIVE PURCHASER(S)") shall have a right of first refusal (a "PREEMPTIVE RIGHT") to purchase its PRO RATA share (or any portion thereof) of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. Each Preemptive Purchaser's PRO RATA share shall be the ratio of the number of shares of the Company's Ordinary Shares (assuming for purposes of this Article that all Preferred Shares have been converted into Ordinary Shares) then held by such Preemptive Purchaser as of the date of the Rights Notice (as defined in the Subarticle 12(b)), to the sum of the total number of Ordinary Shares outstanding as of such date (calculated on an as-converted basis).

     This Preemptive Right shall be subject to the following provisions:

     (a) "NEW SECURITIES" shall mean any Ordinary Shares or Preferred Shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Ordinary Shares or Preferred Shares, and securities of any type whatsoever that are, or may become, convertible into said Ordinary Shares or Preferred Shares excluding the "EXCEPTED SECURITIES". The Excepted Securities shall include (i) securities issuable upon conversion or reclassification of Preferred Shares; (ii) securities offered to the public in a Qualified IPO;
          (iii) the Company's Ordinary Shares or Preferred Shares issued in connection with any Recapitalization Event; (iv) Voting Ordinary Shares to be distributed to employees, Directors, service providers, advisors or consultants of the Company pursuant to any share option plan or any share incentive plan approved by the Board; (v) Voting Ordinary Shares issued upon conversion or reclassification of the Non-voting Ordinary Shares; (vi) securities issued in connection with equipment financing, sponsored research, collaboration, technology licensing, development agreements or any other strategic partnerships approved by the Board; (vii) shares issued in connection with the acquisition by the Company of another business entity or the merger of any business entity with or into the Company or subsidiary of the Company or a merger of a subsidiary of the Company with or into another entity; (viii) securities issuable upon exercise of the Warrants; (ix) securities issued in connection with a rights offering.

     (b) If the Company proposes to issue New Securities, it shall give each Preemptive Purchaser written notice (the "RIGHTS NOTICE") of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that each Preemptive Purchaser has the right to purchase under this Article 12. Each Preemptive Purchaser shall have thirty (30) days from delivery of the Rights Notice to agree to purchase (i) all or any part of its PRO RATA share of such New Securities and (ii) all or any part of the PRO RATA share of any other Preemptive Purchaser (including for this purpose any Permitted Transferee (as defined in Article 32 hereunder) of such Preemptive Purchaser) entitled to such rights to the extent that such other Preemptive Purchaser does not elect to purchase its full PRO RATA share, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. If a Preemptive Purchaser that has elected to purchase its full PRO RATA share also elects to purchase in the aggregate the New Securities that other Preemptive Purchasers have not elected to purchase, such New Securities shall be sold to such Preemptive Purchaser in accordance with its respective PRO RATA share which PRO RATA share shall be the ratio of the number of shares of the Company then held by such Preemptive Purchaser (on an as converted basis), divided by the total number of the Company's shares then outstanding (on an as converted basis), then held by all Preemptive Purchasers who have elected to purchase New Securities in excess of their full PRO RATA share multiplied by the sum of the total number of New Securities not purchased at such time;

     (c) If the Preemptive Purchasers fail to exercise in full the right of first refusal within the period or periods specified in Subarticle 12(b), the Company shall have ninety (90) days after delivery of the Rights Notice to sell the unsold New Securities at a price and upon general terms no more favorable than specified in the Rights Notice. If the Company has not sold the New Securities within said ninety (90) day period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Preemptive Purchasers in the manner provided above.

13.  INTENTIONALLY DELETED.


14. Except as required by law, no person shall be recognized by the Company as holding any share upon any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or, except only as by these Articles or by law otherwise provided, any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder

                                  CERTIFICATES

15.

     15.1 Every person whose name is entered as a member in the Register shall be entitled without payment to receive one certificate in respect of each class of shares held by him, or, with the consent of the Board and upon payment of sum, if any, for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares. Shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprises in his holding he shall be entitled to a certificate for the balance without charge.

     15.2 Subject to the Companies Law and any regulation promulgated pursuant thereto, every share certificate shall specify the shares to which it relates. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one share certificate for a share to one of several joint holders shall be deemed sufficient delivery to all.

     15.3 If a share certificate is worn out, defaced, lost or destroyed, it may be renewed on such terms, if any, as to evidence and indemnity with or without security as the Board requires. In the case of loss or destruction the person to whom the new certificate is issued shall pay to the Company all expenses incidental to the investigation or evidence of loss or destruction and the preparation of the requisite form of indemnity.

                                CALLS ON SHARES

16.

     16.1 Subject to any terms upon which any shares may have been issued the Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares, whether on account of the nominal value of the shares or by way of premium, provided that, subject as aforesaid, no call on any share shall be made without at least 14 (fourteen) days prior notice specifying the time or times and place of payment. A call may be revoked or the time fixed for its payment be postponed by the Board.

     16.2 A call shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed, and may be made payable by installments.

     16.3 INTENTIONALLY DELETED

17.

     17.1 Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on its shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     17.2 If a sum called in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest thereon from the day fixed for payment to the time of actual payment at such rate, note exceeding the debitory rate prevailing at the largest Israeli commercial bank on the day appointed for the payment referred to, as the Board may determine; but the Board shall be at liberty to waive payment of such interest wholly or in part.

     17.3 Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable. In case of non-payment all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and may pay upon all or any of the moneys so advanced, until the same would but for such advance become presently payable, interest at such rate as may be agreed upon between the Board and such member.

                                 LIEN ON SHARES

19. The Company shall have a first and paramount lien on every share, not being a fully paid share, for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share. The Board may at any time declare any share to be wholly or in part exempt from the provision of this Article. The Company's lien on a share shall extend to all dividends and other moneys payable thereon.

20.

     20.1 The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 (fourteen) days after a notice in writing, stating and demanding payment of the sum presently payable or any part thereof and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled to the share by reason of death or bankruptcy. Such sale shall be subject to the Pre-emptive right described in Article 12.

     20.2 To give effect to any such sale the Board may authorize some person to execute a transfer of the shares sold to, or in accordance with the directions of the purchaser. The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     20.3 The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue, subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, shall be paid to the person entitled to the shares at the date of the sale.

                       FORFEITURE AND SURRENDER OF SHARES

21.

     21.1 If a member fails to pay the whole or any part of any call or installment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

     21.2 The notice shall fix a further day, not being less than 7 (seven) days from the date of the notice, on or before which and the place where the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited.

22. If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

23. Subject to the Companies Law and to these Articles, a forfeited share may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board thinks fit; and at any time before sale, re-allotment or disposal, the forfeiture may be annulled on such terms as the Board thinks fit. The Board may authorize some person to execute the transfer of a forfeited share.

24. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were then payable by him to the Company in respect of the shares, with interest thereon at such rate not exceeding 10% (ten percent) per year as the Board shall deem fit from the date of forfeiture until payment; but such person's liability shall cease if and when the Company shall have received payment in full of all moneys in respect of the shares.

25. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are expressly saved by these Articles, or in the case of past members, as are given or imposed by the Israeli law.

26. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

27. An affidavit in writing that the declarant is one of the Directors and that a share has been duly forfeited or surrendered on a date stated in the affidavit, shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and that affidavit and the receipt of the Company of the consideration, if any, given for the share, on the sale or disposition or re-allotment thereof, shall constitute good title to the share. After the person to whom the share is sold, re-allotted or disposed of shall have been registered as the holder thereof, he shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

     The provision of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, become payable at a fixed time, whether on account of the amount of the share, or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                               TRANSFER OF SHARES

28.  RIGHT OF FIRST REFUSAL

     28.1 PRIMARY RIGHT. At any time a shareholder (the "SELLER") proposes to sell or otherwise dispose of any share capital of the Company held by such Seller (the "OFFERED SECURITIES") to a third party (the "PROPOSED TRANSFEREE"), the Seller shall first notify the Company in writing of the price, terms and identity of the Proposed Transferee (the "OFFER TERMS"). The Company shall give notice of the Offer Terms in writing
          (i) if the Seller is a member of Key Management who is selling Ordinary Shares, to the other members of Key Management, (ii) if the Seller is an Ordinary Shareholder who is selling Ordinary Shares, to the members of Key Management, (iii) if the Offered Securities are Series A Preferred Shares, to the other Series A Preferred Shareholders, (iv) if the Offered Securities are Series B Preferred Shares, to the other Series B Preferred Shareholders, (v) if the Offered Securities are Series C Preferred Shares to the other Series C Preferred Shareholders, or (vi) if the Offered Securities are Series D Preferred Shares to the other Series D Preferred Shareholders (such respective offerees shall be referred to as the "PRIMARY OFFEREES"). Each Primary Offeree shall have the right (the "PRIMARY RIGHT") to purchase from the Seller at the same price and on the same terms (x) that portion of the Offered Securities as the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Primary Offeree bears to the total number of shares of Ordinary Shares and Conversion Shares held by all the

          Primary Offerees for such class of securities (the "PRIMARY BASIC AMOUNT") and (y) such additional portion of the remaining Offered Securities as any Primary Offeree indicates it will purchase should any of the other Primary Offerees subscribe for less than their Primary Basic Amounts (the "PRIMARY UNDERSUBSCRIPTION AMOUNT") and to which such Primary Offeree is entitled under Article 28.2 for a period of five (5) business days after delivery (the "PRIMARY RIGHT PERIOD").

     28.2 NOTICE OF PRIMARY EXERCISE. Notice of a Primary Offeree's election to exercise, in whole or in part, a Primary Right shall be made by a written notice signed by such Primary Offeree specifying the portion of the Offered Securities that such Primary Offeree elects to purchase (and, if such Primary Offeree elects to purchase more than its Primary Basic Amount, the Primary Undersubscription Amount that such Primary Offeree elects to purchase, if any), delivered to the Company prior to the expiration of the Primary Right Period (the "PRIMARY EXERCISE NOTICE"). If the Primary Basic Amounts subscribed for by the Primary Offerees are less than the total amount of Offered Securities, then each Primary Offeree specifying a Primary Undersubscription Amount in its Primary Exercise Notice shall be entitled to purchase the Primary Undersubscription Amount specified; PROVIDED, HOWEVER, that should the Primary Undersubscription Amounts subscribed for exceed the difference between the total amount of Offered Securities the Primary Offerees are entitled to purchase and the Primary Basic Amounts subscribed for (the "AVAILABLE PRIMARY UNDERSUBSCRIPTION AMOUNT"), each Primary Offeree who has subscribed for any Primary Undersubscription Amount shall be entitled to purchase only that portion of the Available Primary Undersubscription Amount as is determined by multiplying such Available Primary Undersubscription Amount by a fraction, the numerator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Primary Offeree and the denominator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by the Primary Offerees who have subscribed for a Primary Undersubscription Amount; PROVIDED FURTHER, HOWEVER, that if, as a result of the allocation of the Available Primary Undersubscription Amount, any Primary Offeree shall be allocated a number of shares greater than the number of shares it has indicated it is willing to purchase, it shall not be required to purchase such shares; rather such additional shares shall be reallocated in accordance with the above formula among the other Primary Offerees who have subscribed for a Primary Undersubscription Amount. All amounts determined by the formula set forth in this
          Article 28.2 shall be subject to rounding by the Board of the Company to the extent it reasonably deems necessary.

     28.3 SECONDARY RIGHT. If the Primary Offerees do not elect to purchase all of the Offered Securities, the Company shall give notice in writing of the Offer Terms to the Preferred Shareholders and Key Management (as applicable) other than the Primary Offerees (the "SECONDARY OFFEREES"). Each Secondary

          Offeree shall have the right (the "SECONDARY RIGHT") to purchase from the Seller (i) that portion of the remaining Offered Securities, if any, after the Primary Offerees' election to purchase, as the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Secondary Offeree bears to the total number of shares of Ordinary Shares and Conversion Shares held by all the Secondary Offerees (the "SECONDARY BASIC AMOUNT") and (ii) such additional portion of the remaining Offered Securities as any Secondary Offeree indicates it will purchase should any of the Secondary Offerees subscribe for less than their Secondary Basic Amounts (the "SECONDARY UNDERSUBSCRIPTION AMOUNT") and to which such Secondary Offeree is entitled under Article 28.4, at the same price and on the same terms as those set forth in the Primary Right, which Secondary Right shall remain open for a period of five (5) business days (the "SECONDARY RIGHT PERIOD").

     28.4 NOTICE OF SECONDARY EXERCISE. Notice of a Secondary Offeree's election to exercise the Secondary Right, in whole or in part, shall be evidenced by a written notice signed by such Secondary Offeree, setting forth the amount that the Secondary Offeree elects to purchase (and, if such Secondary Offeree elects to purchase more than its Secondary Basic Amount, the Secondary Undersubscription Amount that such Secondary Offeree elects to purchase, if any), and delivered to the Company prior to the end of the Secondary Right Period (the "SECONDARY EXERCISE NOTICE"). If the Secondary Basic Amounts subscribed for by the Secondary Offerees are less than the total amount of Offered Securities the Secondary Offerees are entitled to purchase pursuant to Article 28.3, then each Secondary Offeree specifying a Secondary Undersubscription Amount in its Secondary Exercise Notice shall be entitled to purchase the Secondary Undersubscription Amount specified; provided, however, that should the Secondary Undersubscription Amounts subscribed for exceed the difference between the total amount of Offered Securities the Secondary Offerees are entitled to purchase and the Secondary Basic Amounts subscribed for (the "SECONDARY AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Secondary Offeree who has subscribed for any Secondary Undersubscription Amount shall be entitled to purchase only that portion of the Secondary Available Undersubscription Amount as is determined by multiplying such Secondary Available Undersubscription Amount by a fraction, the numerator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Secondary Offeree and the denominator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by the Secondary Offerees who have subscribed for a Secondary Available Undersubscription Amount; provided further, however, that if, as a result of the allocation of the Secondary Available Undersubscription Amount, any Secondary Offeree shall be allocated a number of shares greater than the number of shares it has indicated it is willing to purchase, it shall not be required to purchase such shares; rather such additional shares shall be reallocated in accordance with the above formula among the other Secondary Offerees who have subscribed for a Secondary

          Available Undersubscription Amount. All amounts determined by the formula set forth in this Article 28.4 shall be subject to rounding by the Board of the Company to the extent it reasonably deems necessary.

     28.5 PERMITTED SALES OF REFUSED SECURITIES. In the event that the amount of the Offered Securities the Primary Offerees and the Secondary Offerees elect to purchase does not equal or exceed the total amount of the Offered Securities, Seller shall have one hundred twenty (120) days from the expiration of the Secondary Right Period to sell, subject to
          Article 7, all or any part of the Offered Securities for which a Primary Exercise Notice or a Secondary Exercise Notice has not been given (the "REFUSED SECURITIES") to the Proposed Transferee at the same price and on the same terms as those set forth in the Primary Right.

     28.6 CLOSING. The Primary and Secondary Offerees shall purchase the amount of Offered Securities specified in each respective Exercise Notice, upon the terms and conditions specified in the Primary Right, promptly following delivery of the Secondary Exercise Notice, provided, however, that the consummation of such purchase shall be subject to the preparation, execution and delivery of a purchase agreement reasonably satisfactory to the Primary and Secondary Offerees, as the case may be, and their respective counsel. The term "ACCEPTING SHAREHOLDERS" shall refer to the Primary and Secondary Offerees who deliver an Exercise Notice. In addition, Seller shall promptly remit to each Accepting Shareholder that portion of the sale proceeds to which Accepting Shareholder is entitled by reason of its participation in the sale to the Proposed Transferee pursuant to Article 7.

     28.7 FURTHER SALE. Any Offered Securities not purchased by the Primary or Secondary Offerees or the Proposed Transferee in accordance with this
          Article 28 may not be sold or otherwise disposed of until they are again offered in accordance with this Article 28.

     28.8 Subject to these Articles, nothing in this Article 28 shall be construed as limiting the right of a shareholder to transfer any of its shares separately from its Warrants.

29. The Seller shall be bound, upon payment of the offer price to transfer the shares which have been allocated to the Accepting Shareholders pursuant to the above paragraphs, to such Accepting Shareholders. If, after becoming so bound, the Seller makes default in transferring the shares, the Company may receive the purchase money and the Seller shall be deemed to have appointed any one Director of the Company as his agent to execute a transfer of the shares to the Accepting Shareholders and, upon execution of such transfer, the Company shall hold the purchase money in trust for the Seller. The receipt by the Company of the purchase money shall be a good discharge to each transferee and, after his name has been entered in the Register, the validity of the proceedings shall not be questioned by any person.

30. RESTRICTIONS ON TRANSFER. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Article 30. Subject to Article 32 hereof, any sale, assignment or any other transfer of securities by the Seller (as defined in Article 28) shall be null and void and the transferee of such a sale shall not be recognized by the Company as the holder or owner of the securities sold, assigned or transferred for any purpose (including, without limitation, voting or dividend rights)

     (a) unless and until the Seller has provided the Company with written evidence that the requirements of Articles 7 and 28, if applicable, have been met or waived; and

     (b) if there is no registration statement under the United States securities act(s) covering the proposed transfer, and, if reasonably requested by the Company, unless and until the Seller provides, at Seller's expense, a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities (carrying the meaning commonly ascribed to such term pursuant United States securities laws) may be effected without registration under the applicable securities laws; and

     (c) unless such assignment or transfer does not subject the Company to the prospectus requirements of the Israeli securities laws, and

     (d) unless and until the Seller provides to the Company documents, in form and substance satisfactory to the Company evidencing the agreement by the Permitted Transferee (as defined in Article 32.1 below) to be bound by the provisions of the Rights Agreement.

31. No member shall transfer the beneficial ownership of any share registered in its name in any way other than pursuant to the provisions of these Articles.

32.  PERMITTED TRANSFERS

     32.1 The Seller may transfer its Ordinary or Preferred Shares to the following transferees (each a "PERMITTED TRANSFEREE") without having to comply with Articles 7 and 28 hereof: (i) the Seller's spouse, lineal descendant or antecedent, brother or sister, (ii) an entity controlled by or controlling the Seller, or controlled by the shareholders of the Seller (provided that if such entity does not remain so controlled or controlling, such shares shall be transferred back to the original shareholder or to another such entity), (iii) as to any Seller which is a partnership, in addition to (ii) above, the Seller may transfer to the Seller's partners and to affiliated partnerships managed by the same management company or the same managing general partner as the Seller. No subsequent transfer of any of such shares may be made except in conformity with the provisions of Articles 7 and 28, as applicable, provided, however, that no such transfer shall be made to any transferee, unless such transferee agrees in writing to be bound by all agreements binding upon the shareholders immediately prior to such transfer.

     32.2 SALES BY KEY MANAGEMENT

          No member of Key Management shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber the Restricted Shares (as defined below) prior to the earlier of (i) the closing of a Qualified IPO, (ii) the termination by the Company of the employment of such member of Key Management (the "EMPLOYEE") other than for (x) Employee's gross negligence in the performance of his duties under his employment relationship, intentional non-performance or misperformance of such duties, (y) the Employee's conviction of a felony or other crime involving moral turpitude; or (z) the Employee's abuse of alcohol or drugs (legal or illegal) that materially impairs the Employee's ability to perform his duties, (iii) any material reduction of the Employee's duties or responsibilities or any reduction whether material or not, in the Employee's title relative to the Employee's duties, responsibilities of title as in effect immediately prior to such reduction except if such Employee agrees in writing or (iv) June 9, 2000. The "RESTRICTED SHARES" shall mean (i) with respect to the Founders, shares in the share capital of the Company of any class or series now owned or hereafter acquired by the Founders (excluding Series C Preferred Shares and Series B Preferred Shares and Conversion Shares), that constitute more than 20% of each of the Founder's respective shareholding in the Company as of September 30, 1998; (ii) with respect to Eric Gries, shares that constitute more than 20% of the shares issuable upon exercise of the vested portion (excluding the Series C-1 Preferred Shares, Series B-1 Preferred Shares and Conversion Shares) of the options granted to Eric Gries as of September 30, 1998. The provisions of Article 7 and 28, if applicable, shall apply only to the sale of Restricted Shares under Article 32.2.

     32.3 Termination. The rights set forth in Articles 7, 28 and 32 shall terminate upon the earlier of: (i) with respect to the Preferred Shareholders or Key Management, such time as the Preferred Shareholders or member of Key Management no longer owns any securities; (ii) the closing of a Qualified IPO; (iii) such time as the Company becomes subject to the reporting obligations of section 13 or 15(d) of the United States Securities and Exchange Act of 1934, as amended; or (iv) the occurrence of the merger or consolidation of the Company into or the sale of all or substantially all of the Company's assets to another corporation, unless the shareholders of the Company shall retain effective control over such other corporation immediately after such merger, consolidation or sale.

33.  INTENTIONALLY DELETED.


34.  CERTAIN TRANSFERS

     Subject to Article 65.1, and the provisions of the Companies Law, in the event that any person or entity makes an offer to purchase all of the issued and outstanding share capital of the Company or to merge the Company into another entity, and all the shareholders holding more than 75% of the Ordinary Shares and the Preferred Shares, voting together on an as converted basis (excluding the Series C-2 Non-voting Preferred Shares, the Series B-2 Non-voting Preferred Shares and the Non-voting Ordinary Shares) indicate their acceptance of such offer, and such offer is approved by a majority of the Board, then, at the closing of such offered purchase of all the issued and outstanding share capital of the Company or merger, all of the holders of Ordinary Shares and Preferred Shares in the Company will transfer such Ordinary Shares or Preferred Shares to such person or entity; provided, however, that the consideration for all of the Company's shares shall in any event be allocated among the members in accordance with these Articles.

35. Save as provided in these Articles, it shall be obligatory for the Board to register any written transfer of shares made pursuant to and permitted by the provisions of Articles 7, 28, 32 and 34, and subject to provisions of the Companies Law it shall also be obligatory for the Board to refuse to register any transfer not so made and permitted. The Board shall also refuse to register any instrument or transfer of shares if it does not comply with any of the following:

     35.1 it is duly stamped, is lodged at the Office or at such other place as the Board may appoint and is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the rights of the transferor to make the transfer; and

     35.2 the transferee submitted to the Board and to each of the Preferred Shareholders and to the Key Management, written notice in which such transferee takes upon itself, all of the rights, obligations and duties set forth in the Rights Agreement, herein and in any other obligation of the Seller intended to be applicable as of the transfer date.

36. If the Board refuses to register a transfer, it shall, within 2 (two) weeks after the date on which the transfer was lodged with the Company, send to the transferee notice of its refusal.

37. The registration of transfers of shares or of any class of shares may be suspended and the Register closed at such times and for such periods as the Board may from time to time determine, provided that it shall not be closed for more than 30 (thirty) days in any year.

                             TRANSMISSION OF SHARES

38. Subject to the provisions set forth herein, in the case of the death of a member, the survivor, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which has been jointly held by him with other persons.

39. Any person becoming entitled to shares in consequence of the death or bankruptcy or liquidation of a member and who is not a Permitted Transferee thereof, must within 3 (three) months of being so entitled produce such evidence of his title as the Board may require. The person must within the said three month period serve upon the Board a transfer notice under
     Article 28 in relation to the shares and such Article shall bind him as if he were a member holding such shares. In the event of such person not serving such a transfer notice with the said period he shall, upon expiry of such period be automatically deemed to have served a transfer notice and to have fixed the offer price of the shares at such price as the Auditors for this purpose, at the expense of the said person, report to be the fair value thereof as at the end of the month in which such death, liquidation bankruptcy occurred. A transfer notice served or deemed served pursuant to this Article shall not be revocable in any circumstances whatsoever. Subject to the above, all provisions of the Article titled "TRANSFER OF SHARES" shall, MUTATIS MUTANDIS, apply to this Article. In the event that no shareholder offers to purchase such shares the shares shall be registered in the name of the entitled party.

40. A person becoming entitled to shares as a consequence of the death, bankruptcy or liquidation of a member shall, subject to the requirement of
     Article 39, be entitled to receive, and may give a discharge for all dividends and other monies payable in respect to such shares, but he shall not be entitled to receive notice of or attend or vote at meetings of the Company or to any of the rights or privileges of a member, until his name is entered into the Company's register of members in accordance with the provisions of Article 39 above.

41.  INTENTIONALLY DELETED.

42.    INTENTIONALLY DELETED.


43.    INTENTIONALLY DELETED.


44.    INTENTIONALLY DELETED.


                              ALTERATION OF CAPITAL

45.

       45.1 Subject to Article 65, the Company may from time to time by a special resolution of the shareholders or at such time as the Companies Law may be in effect such form of resolution as may be permitted under the Companies Law, whether all the shares being authorized shall have been issued or not or all the shares for the time being shall have been fully called up or not, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and, subject to any special rights for the time being attached to any existing class of shares, to carry such preferential, deferred or other special rights, if any, or to be subject to such conditions and restrictions, if any, in regard to dividends, return of capital, voting or otherwise as the General Meeting of the shareholders resolving such increase so directs.

       45.2   INTENTIONALLY DELETED.

       45.3 The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original capital.

46. Subject to the provisions of Article 65, the Company may from time to time:

       46.1 Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares and authorize the Board to make such provisions as the Board thinks fit for the case of any fractions arising in the course of such consolidation and division, but so that the Board shall not be permitted to provide for the sale of shares representing fractions except on terms that the net proceeds are distributed among the members in respect of whose shares the fractions arise;

       46.2 Sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject to the provisions of the the Companies Law;

       46.3 Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital in any manner and subject to any incident authorized and consent required by law.

       47.    INTENTIONALLY DELETED.


       48.    INTENTIONALLY DELETED.


                                REDEEMABLE SHARES

49.

       49.1 Subject to the provisions of Article 65 and the Companies Law, the Company may issue redeemable securities and convert shares of the Company as it sees fit, into redeemable shares, and may redeem such redeemable securities or redeemable shares.

       49.2 Subject to the provisions of Article 65, the Board shall determine from time to time which redeemable shares or redeemable securities shall be redeemed and it shall thereupon give 15 (fifteen) days' prior written notice to the holders of such redeemable preferred shares, such notice to include place, time and conditions of redemption.

               MEETINGS OF MEMBERS: CONVENING OF GENERAL MEETINGS

50. The Company shall not be obligated to hold an annual general meeting of its shareholders except to the extent it is necessary in order to appoint an Auditor.

51. All general meetings of the shareholders other than annual general meetings of the shareholders shall be called extraordinary or special meetings of the shareholders.

52. The Board may call an extraordinary general meeting of the shareholders whenever it thinks fit, and, on the requisition of members of the Board or other persons and entities entitled to do so in accordance with the provisions of the Companies Law it shall forthwith convene an extraordinary meeting of the shareholders. Whenever the Board shall convene an extraordinary meeting of the shareholders on the requisition of members, it shall convene such meeting for a date not later than ninety days after the receipt of such requisition unless the requisitionists shall consent in writing to a later date being fixed.

                           NOTICE OF GENERAL MEETINGS

53. Subject to the provisions of the Companies Law, at least 7 (seven) days prior notice shall be given in a manner provided by these Articles to such members as are, under the provisions of these Articles, entitled to receive notices from the Company.

54.

54.1 Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. Every notice convening an annual general meeting of the shareholders shall specify the meetings as such. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy to attend and on a poll to vote thereat instead of him and that a proxy need not be a member.

       54.2 It shall not be necessary to give the full text of a proposed resolution in such notice, as mentioned in Sub-article 54.1 above, and it shall be sufficient to state generally the content of such proposed resolution. It is hereby expressly provided that if all members entitled to attend and vote at the general meeting of the Company agree to waive the above requirements regarding notice, general meetings may be held and all kind of resolutions proposed and passed by them without any notice having been given or with a shorter notice being given than required by the law or this
              Article in respect of such general meeting.

       54.3 The accidental omission to give notice of any meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person, shall not invalidate the proceedings at the meeting, if the notice has been duly sent to such member of the Company.

                         PROCEEDINGS AT GENERAL MEETINGS

55.    INTENTIONALLY DELETED.


56. No business shall be transacted at any general meeting of the shareholders unless a quorum is present when the meeting proceeds to business. Subject to Article 65, two members present in person or in proxy, together holding more than 51% (fifty one percent) in nominal amount of the issued share capital of the Company conferring a right to vote, and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present for the purpose of this Article if represented by its representative duly authorized in accordance with Article 73.

57. Members entitled to be present and vote at a General Meeting of the Shareholders may participate in a General Meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting, provided confirmation in writing by each such participant be forwarded to the Company at any reasonable time after such meeting.

58. The Chairman or in his absence any other person nominated for the purpose by the Board, shall preside at every general meeting of the Company. If there is no such chairman or other person, or if at any meeting neither the Chairman nor the other person is present within 15 (fifteen) minutes after the time fixed for holding the meeting or is willing to act as chairman of the meeting, the Directors present shall choose one of themselves or if no Director is present, or if all the Directors present decline to take the chair, the members present shall choose one of themselves to be chairman of the meeting. The chairman of the meeting shall have no second or casting vote.

59. If within one hour, or such longer time as the Chairman or the chairman of the meeting may determine, from the time fixed for the meeting, a quorum is not present, the meeting, shall if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day and to such time, and place, as may be fixed by the chairman of the meeting.

60. The chairman of a meeting at which a quorum is present may with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 (ten) days or more for an indefinite period, notice of the adjourned meeting shall be given in like manner as in the case of the original meeting; but it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

61.

       61.1 At any General Meeting of the Shareholders a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is demanded:

              61.1.1. by the chairman of the meeting; or

              61.1.2. by at least one member present in person or by proxy and entitled to vote.

       61.2 Unless a poll is so demanded, the minutes of the proceedings of the general meeting of the shareholders signed by the chairman of such meeting, stating that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

       61.3 If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

62. A poll demanded on the election of the chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than 28 (twenty-eight) days after the meeting at which the poll was demanded. Any business other than that upon which a poll was demanded may be proceeded with pending the completion of the poll. The demand for a poll may be withdrawn at any time before the conclusion of the meeting; but, if a demand is withdrawn, the chairman of the meeting or other members entitled may himself or themselves demand a poll.

63. In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands took place or at which the poll is demanded shall not be entitled to a further or casting vote in addition to the votes to which he may be entitled as a member or as a representative or proxy of a member. In such a case the vote will be treated as if it was rejected.

64.

       64.1 Notwithstanding anything to the contrary in these Articles, a resolution in writing signed by or on behalf of all persons for the time being entitled to receive notice of, to attend and to vote at general meetings of the Company or their proxies shall, for the purposes of these Articles and the Companies Law, be treated as a resolution duly passed at a duly convened and constituted general meeting of the Company. A facsimile message or electronic mail message or telecopy addressed to any member, setting forth the text of a resolution and approved by the addressee in reply facsimile or electronic mail message or telecopy, which expressly identifies the telex or electronic mail message or telecopy to which it is a reply, shall be deemed a writing signed by such member for the purposes of this Article.

       64.2 Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign, and where the resolution states a date being the date of his signature thereof by any member the statement shall be prima facie evidence that it was signed by him on that date.

       64.3 This Article shall not be construed as requiring that persons signing a resolution under this Article shall sign the same document containing the resolution; but where 2 (two) or more documents are used for the purpose of obtaining signatures under this Article in respect of any resolution, each such document shall be certified in advance by the Chairman to contain the correct version of the proposed resolution.

65.    MAJOR DECISIONS

       65.1 Notwithstanding anything herein to the contrary, prior to a Qualified IPO, for so long as at least 50% of the Series D Preferred Shares or 50% of the Series C-1 Preferred Shares or 50% of the Series B-1 Preferred Shares or 50% of the Series A Preferred Shares remain issued and outstanding, all of the following decisions of the Company, except for the conversion or reclassification detailed in Sub-article 6.2 above, will be brought to the shareholders of the Company for approval by: (x) for sub-article 65.1(i) the holders of at-least 51% of each series of Preferred Shares affected by the amendment voting as a separate class; or (y) for sub-articles 65.1(ii) through 65.1(xi), the holders of at-least 51% of each of the Series A Preferred Shares, the Series B-1 Preferred Shares, and the Series C-1 Preferred Shares with each series voting as a separate class:

              (i) adopt any amendment to the Memorandum or Articles of Association of the Company or any other action which would have the effect of amending the specific rights, preferences or privileges of the Preferred Shares; (other than an action taken pursuant to the provisions of Sub-article 6.2 above);

              (ii) increase the authorized number of Preferred Shares or of any class or series thereof;

              (iii) create any new class or series of shares (including rights, options or warrants) having rights, preferences or privileges on a parity with the Series A Preferred Shares or the Series B-1 Preferred Shares or the Series C-1 Preferred Shares, or enter into any contract or grant any option for the issue of any such securities, except for issuance of securities (i) issued in consideration for at least ten million U.S. Dollars ($10,000,000) at a pre-money valuation of the Company of at least one hundred and sixty million U.S. Dollars ($160,000,000) on terms not more favorable than those of the Preferred Shares; (ii) to employees, consultants and service providers of the Company pursuant to share option plans approved by the Board from time to time (provided that any such grants in excess of 639,100 shares shall require Board approval which includes the approval of at least one (1) of the Preferred Shares Directors, as such term is defined in Article 77 below);

              (iv) create any new class or series of shares (including rights, options or warrants) having rights, preferences or privileges senior to the Series A Preferred Shares or the Series B-1 Preferred Shares or the Series C-1 Preferred Shares, or enter into any contract or grant any option for the issuance of any such securities;

              (v) Subject to the law, liquidate the Company or sell a majority of the outstanding share capital, or merge with or consolidate into any corporation, firm or entity, reorganize, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the Company's assets;

              (vi) Subject to the provisions of the Companies Law, approval of the Board resolution to declare or pay any dividend (other than a dividend payable only in Ordinary Shares) to any holder of any class or series of share capital declare or pay any dividend or other distribution of cash, shares or other assets, provided however that in any case the recommendation of the Board may only be approved, denied or reduced;

              (vii) issue or sell shares of the Company in a public offering other than in a Qualified IPO;

              (viii) Subject to the provisions of the Companies Law, purchase, redeem or otherwise acquire any Company share capital including without limitation, any redemptions under Article 49 above;

              (ix) approve the constitution of the board of directors of any subsidiary of the Company the composition of which does not reflect the representation of each class of the Preferred Shareholders on the Board;

              (x) accept any capital or tax benefits from the State of Israel which includes restrictions on transferring the assets of the Company or is otherwise detrimental to the Preferred Shareholders; or

              (xi) issue, sell, transfer or otherwise dispose of any capital stock of any subsidiary.

       65.2 Subject to the provisions of the Companies Law and prior to a Qualified IPO, for so long as at least 50% of the Series C-1 Preferred Shares or 50% of the Series B-1 Preferred Shares or 50% of the Series A Preferred Shares remain issued and outstanding, any of the following decisions may be adopted by the Board only
              (i) at a meeting at which a quorum shall be constituted by the presence of at least one Ordinary Shares Director, the Series A Preferred Shares Director, the Series B-1 Preferred Shares Director and the Series C-1 Preferred Director. If such a quorum is not present, the meeting shall stand adjourned to the same day on the next week at the same time and place or such other time and place determined by the majority of the members present. In such an adjourned meeting the Board subject to at least four Directors being present with at-least one Preferred Shares Director being present, may proceed to adopt any of the following decisions without the presence of a Series A Preferred Shares Director or a Series B-1 Preferred Shares Director or a Series C-1 Preferred Shares Director or an Ordinary Shares Director in the event that
              (a) such director was absent from a meeting called in accordance with Article 93 to discuss such decision(s) and (b) such director received an additional notice in accordance with Article 93 of the adjourned meeting called to discuss such decision(s):

              (i) incur or repay indebtedness in any single transaction of more than $200,000;

              (ii) incur indebtedness exceeding the annual budget by an aggregate amount of $200,000;

              (iii) approve, subject to the prior recommendation of the compensation committee of the Board and subject to the affirmative vote of at-least one Preferred Shares Director, the compensation and terms of employment of any officer, executive or Director of the Company;

              (iv) enter, subject to the affirmative vote of at-least one Preferred Shares Director, subject to the prior recommendation of the audit committee, into any interested or related party transaction or dealing (as contemplated by the Companies Law) including issuance of any shares or other convertible securities to the Key Management;

              (v) enter into transactions not in the ordinary course of business of the Company;

              (vi)   change the line of business of the Company;

              (vii) transfer or license any assets of the Company or any of its subsidiaries to any person other than a wholly-owned subsidiary of the Company, except for sales of inventory or licensing in the ordinary course of business;

       65.3 In the event that the authorization of any of the issues specified in Article 65.2 hereof requires, pursuant to the applicable provisions of the Companies Law, shareholder approval or ratification, such shareholder approval or ratification shall be taken in accordance with the provisions of Article 65.1 hereof.

                                VOTES OF MEMBERS

66.

       66.1 Members may vote either personally or by proxy or, if the member is a company or cooperation society or any other corporation, by a duly authorized attorney.

       66.2 Subject to the provisions of Article 6.8 hereof and subject to any terms as to voting upon which any shares may be issued, or may for the time being be held, every member present in person or by proxy shall have one vote on a show of hands and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. A proxy need not be a member of the Company.

67.    On a poll votes may be given in person or by proxy.


68. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.


69. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

70. A member incapable by reason of mental disorder of managing and administering his property and affairs, may vote, whether on a show of hands or on a poll, by his committee, curator or receiver, or other person authorized by any court of competent jurisdiction to act on his behalf, and such person may on a poll vote by proxy.

71. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

72. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

73.

       73.1 Proxy forms shall be sent by the Company to all persons entitled to notice of and to attend and vote at any meeting, and such proxy forms shall provide for two-way voting on all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The instrument of proxy shall be in writing under the hand of the appointor or his attorney, or, if such appointor is a corporation, under the hand of a duly authorized Office Holder or attorney of such corporation, but the execution of such instrument need not be attested. Members are entitled to appoint as proxy any person or corporation whether such person or corporation is entitled on his or its behalf to be present and to vote at the meeting or not.

       73.2 Any corporation which is a member of the Company may, by resolution of its Board or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company, including the right to demand a poll or a vote on a poll on behalf of the appointor.

       73.3   The ordinary form of proxy shall be as follows:


                         XACCT TECHNOLOGIES (1997) LTD.

              I _________________ of ______________ being a holder of __________
              Voting Ordinary Shares/Series A Preferred Shares/Series B-1 Preferred Shares/Series C-1 Preferred Shares/Series D Preferred Shares of XACCT Technologies (1997) Ltd., hereby appoint ________________ of

              _________________ as my proxy to vote for me and on my behalf at the, ordinary or extraordinary, as the case may be, General Meeting of the Company to be held on the ____ day of ______________ and at any adjournment thereof.

              Signed this _____ day of _________.


74. The instrument of proxy and the power of attorney or other written authority, if any, under which it is signed or an office or notarially certified copy or a copy certified in accordance with the law, of such power or written authority, shall be deposited at the Office, or at such other place as shall be specified in the notice of meeting or any proxy form or other document accompanying the same, before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; unless so deposited the instrument of proxy shall not be treated as valid.

75. A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or incapacity of the principal, or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, incapacity, or revocation shall have been received by the Company at the Office, or other place referred to in the preceding Article, before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

76. A member will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing member. Every proxy so appointed on behalf of the same member shall be entitled to vote as he sees fit.

                  NUMBER, APPOINTMENT AND REMOVAL OF DIRECTORS

77. The Company's Board shall be composed of up to seven (7) directors, out of whom: one (1) Director (the "SERIES A PREFERRED SHARES DIRECTOR") shall be designated by written notice to the Company by the holders of the majority of the Series A Preferred Shares (including all Voting Ordinary Shares received upon conversion or reclassification of Series A Preferred Shares) except as set forth below, and shall be nominated in writing by Ampal (as defined below); one (1) Director (the "SERIES B-1 PREFERRED SHARES DIRECTOR") shall be designated by written notice to the Company by the holders of the majority of the Series B-1 Preferred Shares (including all Voting Ordinary Shares received upon conversion or reclassification of the Series B Preferred Shares and upon the conversion or reclassification of the Non-voting Ordinary Shares) and nominated in writing by Trident Capital

       Management-II, LLC; subject to the right of TCV III (Q), L.P. and entities affiliated therewith ("TCV") set forth below one (1) Director (the "SERIES C-1 PREFERRED SHARES DIRECTOR") shall be designated by written notice to the Company by the holders of the majority of the Series C-1 Preferred Shares (including all Voting Ordinary Shares received upon conversion or reclassification of the Series C Preferred Shares and upon the conversion or reclassification of the Non-voting Ordinary Shares) and nominated in writing by TCV; and two (2) Directors (the "ORDINARY SHARES DIRECTORS") shall be designated by written notice to the Company by the holders, from time to time, of a majority of the Voting Ordinary Shares (but excluding Voting Ordinary Shares received upon conversion or reclassification of the Preferred Shares and upon the conversion or reclassification of the Non-voting Ordinary Shares); in addition, and subject to the consent in writing by the holders of the majority of each class of shares (excluding holders of Series B-2 Non-voting Preferred Shares, the Series C-2 Non-voting Preferred Shares and Non-voting Ordinary Shares), the Chief Executive Officer of the Company (the "CEO"), shall serve as Director ex officio for so long as he is CEO of the Company. The seventh Director, who shall be an industry expert (the "ADDITIONAL DIRECTOR") shall be appointed by the majority of the Board. Except as specifically stated in this Article 77, any vacancy on the Board may only be filled by the holders of the class of shares or member(s) that had the right to appoint the previous incumbent of such vacancy. Notwithstanding the above said, for so long as the Company has not received written notice to the contrary from Ampal-American Israel Corporation or its representatives ("Ampal"), Ampal shall be entitled to appoint one Series A Preferred Shares Director for so long as it is a Series A Preferred Shareholder of the Company or holds, on an as converted basis 4 (four) per cent or more of the issued and outstanding share capital of the Company. Notwithstanding the above said, for so long as the Company has not received written notice to the contrary from TCV or its representatives, TCV shall be entitled to appoint and designate the Series C-1 Preferred Shares Director for so long as TCV holds at least 1,315,832 Series C Preferred Shares of the Company (as may be adjusted in the event of a Recapitalization Event.

       Notwithstanding the above said, the Founders shall be entitled to appoint either Eran Wagner or Limor Schweitzer as one of the Ordinary Shares Directors (the "FOUNDER APPOINTEE") for so long as (i) the Founders collectively hold 5 (five) percent or more of the issued and outstanding share capital of the Company, on an as converted basis, and not more than 50 (fifty) percent or more of the issued and outstanding Ordinary Shares, and (ii) the Company has not received written notice to the contrary from the Founders or their representatives; provided that if neither Founder is employed by the Company, then the holders of a majority of the Preferred Shares (excluding the Series B-2 Non-voting Preferred Shares and the Series C-2 Non-voting Preferred Shares) may, by written notice, veto the appointment of one Founder, in which case the Founder Appointee shall be the other Founder.

       In addition to the Series A Preferred Shares Director, Series B-1 Preferred Shares Director and the Series C-1 Preferred Shares Director, one authorized representative ("OBSERVER") of each of (i) Trident Capital Management-II, L.L.C. and affiliated entities (collectively, "TRIDENT"),
       (ii) Eucalyptus Venture Management L.L.C. and affiliated entities (collectively "EUCALYPTUS"), (iii) Israel Seed Limited Partnership and affiliated entities ("ISRAEL SEED"), (iv) subject to the Management Rights Agreement, TCV, and (v) Deutsche Bank AG and/or affiliated entities ("DB"), shall be entitled to receive notice of and attend all meetings of the Board in a non-voting observer capacity, at its own expense; provided that the Company reserves the right to withhold any information from or to exclude any Observer(s) if the Company in consultation with the Board, in its reasonable discretion, determines that: (i) the sensitivity or confidentiality concerns relating to the subject or matter specifically being discussed either in the meeting or in writing makes it advisable to exclude such Observer(s) or exclude the provision of information to such Observer(s) due to a risk of a conflict of interest for such Observer(s) so excluded, (ii) the disclosure of such information or attendance by such Observers on specifically designated issues or matters could adversely affect the attorney-client privilege between the Company and its counsel or (iii) the law would exclude an officer or director in such circumstances. Each Observer shall have a duty to advise the Board in the event of any issue with respect to which such Observer has or may have a conflict of interest at the earliest possible time but not later than the beginning of the first meeting of the Board in which such issue is discussed or expected to be discussed. Trident, Eucalyptus, Israel Seed, TCV, DB and the Observers shall maintain the confidentiality of all financial, confidential and proprietary information obtained by them and shall not make available any information provided by the Company to any competitor or customer of, or vendor to the Company or any affiliate or associate of such entity. For the avoidance of doubt the Observers shall not be liable toward a party hereto as to any action or inaction of the Board.

       Subject to the above said, each Observer shall be entitled to receive all notices, written documents and materials provided to Directors and to attend and participate in all meetings of the Board. The Observers shall not be entitled to vote.

       The rights to the Series A Preferred Shares Director (including the Director appointed by Ampal), the Series B-1 Preferred Shares Director, the Series C-1 Preferred Shares Director (including the Director appointed by TCV), the Ordinary Shares Directors (including the Founder Appointee) and the Observers shall each terminate upon a Qualified IPO.

78. The Directors shall not be required to hold any shares in the Company to qualify them for their office as Directors.

79. The Board shall not be entitled to delegate any of its rights without the prior approval of all the Directors, provided however that the Board may delegate rights pursuant to Article 88.

80. The office of a Director shall be vacated in any of the following events, namely:

       80.1   if he resigns his office by notice in writing to the Company;

       80.2 if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

       80.3 if he becomes incapable by reason of mental disorder of discharging his duties as a Director;

       80.4 if pursuant to any provision of the Companies Law he is removed or prohibited from being a Director;

       80.5 if the member who appointed him a director pursuant to Article 81 ceases to be a member.

       80.6 if the member or class or series of shareholders or body who elected him a Director pursuant to Article 81 terminates his appointment. The appointment of the Director nominated or elected by a class or by a member or by a body can only be terminated or vacated by such class or member or body.

81. The appointment and removal of a Director or Substitute Director (as defined in the Companies Law) shall become valid at the date specified in the written instrument, which date shall not be prior to delivery of the instrument to the Company.

82. If any member of the Board is not appointed, or if the office of a member of the Board is vacated, the continuing members of the Board may, as long as their number does not fall below the quorum, act in every matter. If the number of the Directors falls below the quorum, they shall not act except in emergency.

                            REMUNERATION OF DIRECTORS

83. Subject to Article 65 and the provisions of the Companies law, the Directors shall be paid out of the funds of the Company by way of remuneration for their services such sums as the Company may from time to time determine. Such remuneration shall be divided among them in such proportion and manner as the Directors may determine. Subject as aforesaid, a Director holding office for part only of a year shall be entitled to a proportionate part of a full year's remuneration. The Directors shall also be entitled to be repaid by the Company all such reasonable traveling, including hotel and incidental, expenses as they may incur in attending meetings of the Board, or of committees of the Board, or general meetings, or which they may otherwise properly incur in or about the business of the Company.

84. Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine and subject to the provisions of the Companies Law.

                               POWERS OF DIRECTORS

85. Subject to the provisions of Article 65, the business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not, by the Companies Law or by these Articles, required to be exercised by the Company in General Meetings of the Shareholders, subject nevertheless to any regulation of these Articles to the provisions of the Companies Law and to such regulations and provisions, as may be prescribed by the Company in a General Meeting of the Shareholders.

86. The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion, not exceeding those vested in or exercisable by the Board under these Articles, and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

87. The Board may appoint any person or persons to accept and hold in trust for the Company any shares or interest in other companies or association in which the Company may be interested and generally any or such of the property, rights and funds of any description whatsoever of the Company, as the Directors may deem desirable.

88. Subject to Article 79 and the provisions of Section 112 (a) of the Companies Law, the Board may delegate any of its powers to committees consisting of not more than 4 (four) Directors, as long as the committee is composed of at least two Preferred Shares Directors whose identity shall be determined by the Board. The

Board may, from time to time, revoke such delegation. The minimum necessary initial quorum for any committee meeting shall be at least three committee members of which at least two are Preferred Shares Directors. However, any committee subject to at least two Directors being present, of which at-least one is Preferred Shares Director, may proceed to adopt any resolution in a second committee meeting held without a Series A Preferred Shares Director or a Series B-1 Preferred Shares Director or a Series C-1 Preferred Shares Director or an Ordinary Shares Director in the event that (a) such Director was absent from a second meeting called in accordance with Article 93 to discuss such decision(s) and (b) such Director received an additional notice in accordance with Article 93 of the second meeting called to discuss such decision(s). Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board and subject thereto shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Board.

                                BORROWING POWERS

89.

     89.1 Subject to the provisions of Article 65, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

     89.2 The Board may for the purpose of securing payment of any such bonds or debentures or other securities as aforesaid, or the payment of interest on any moneys so borrowed as aforesaid, or payable under any contract or otherwise, make and carry into effect any arrangement which they may deem expedient, by assigning or conveying any property of the Company, including its uncalled capital, to trustees.

                 CHIEF EXECUTIVE OFFICER, PRESIDENT AND MANAGING
                                    DIRECTORS

90. Subject to Article 65, the Board may appoint one of its body to be a Chief Executive Officer (CEO) and/or President, and one or more of its body to be Managing Directors for the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold office, and may from time to time (subject to any provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.

91. The compensation of the CEO and/or President for his services as such shall be determined by the Board (subject to the provisions of Article 65 and any provisions of any contract between him or them and the Company), and may be of any description and, without limiting the generality of the foregoing, may include admission to or continuance of membership of any scheme or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents, or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership of any such scheme or fund.

92.  Subject to the provisions of Section 92(b) of the Companies Law and of
     Article 79 above, the Board may entrust to and confer upon its CEO and/or President any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, or vary all or any of such powers.

                            PROCEEDINGS OF THE BOARD

93. Subject to the provisions of Article 65, the Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined upon a majority vote. All the Directors in attendance at a meeting of the Board who have been appointed by the same member shall have one vote per Director and unless all such Directors agree their votes shall be deemed to have been cast against any resolution proposed. In case of equality of votes the Chairman shall not have a second or casting vote. Any Director may call a meeting of the Board provided proper written notice is given at least five business days prior thereto to all the Board. The meetings of the Board of the Company shall be held in such place as determined by the majority of the Preferred Shares Directors.

94. The Chairman may at any time convene a meeting of the Board and must convene it at any time if required to do so by any member of the Board, provided at-least five prior business days written notice is given to each of the other members of the Board. The Chairman shall also convene a meeting of the Board in any of the circumstances contemplated in Section 98 of the Companies Law in accordance therewith.

95. Subject to the provisions of Article 102 hereunder, in any case the quorum necessary for the transaction of the business of the Board shall be 4
     (four) Directors, comprised of at-least two Preferred Shares Directors and at least 1 (one) Ordinary Shares Director. If within one (1) hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day on the next week, at the same time and place, or to such day and place as determined by the majority of the Board members present. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any four (4) Directors present in person or represented by a Substitute Director shall constitute a quorum. An adjourned meeting may be held without the two Preferred Shares Directors or an Ordinary Shares Director in the event that (a) such Director(s) was absent from a meeting called in accordance with Article 93 and (b) such Director received an additional notice in accordance with Article 93 of the adjourned meeting concerning the agenda of the first meeting.

96. For the purpose of determining whether there exists the quorum as is necessary for the transaction of the business of the Directors, Directors communicating by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, will be counted in the quorum.

97. The Board may from time to time by a majority vote of its members elect one of its members to be Chairman of the Board, and another of its members as deputy Chairman, for initial terms of one year, renewable on an annual basis for additional one year terms thereafter. The Chairman shall preside at every meeting of the Board, or if there is no such Chairman or deputy chairman is appointed, or neither is present within 15 (fifteen) minutes after the time fixed for holding any meeting, the Directors present may choose, with the consent of a Director nominated by the Preferred Shareholders, one of their members to act as Chairman of such meeting.

98. A resolution in writing signed by all the Directors lawfully entitled under the the Companies Law to vote on such resolution, shall be as valid and effective as a resolution passed at a meeting of the Board duly convened and held. Any such resolution in writing may consist of several documents in like form each signed by one or more of such Directors or in the absence of a Director by the substitute Director, if any, appointed by him. A cable, facsimile or telex message sent by a Director or his substitute shall be deemed to be a document signed by him for the purposes of this Article.

99. All acts done by any meeting of the Board, or of a committee or sub-committee of the Board, or by any person acting as a Director of by any Substitute Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director, substitute Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or, as the case may be, a substitute Director and had been entitled to vote.

                                     MINUTES

100. The Board shall cause minutes to be made in books provided for the purpose:

     100.1. of all appointments of Office Holders made by the Board;

     100.2. of the names of the Directors present at each meeting of the Board and of any committee of the Board;

     100.3. of all resolutions and proceedings at all meetings of the: (i) members of the Company, (ii) the Board and (iii) committees of the Board;

     100.4. of the names of the members present at each General Meeting;

     100.5. of all directions given by the Board to any Committee of the Board;

     Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

              QUALIFICATION OF DIRECTORS; NOMINATION OF SUBSTITUTE

101. Subject to any provision of the Companies Law, a Director may hold any other office or place of profit under the Company, other than the office of Auditor, in conjunction with his office as Director, for such period and on such terms, as to remuneration and otherwise, as the Board may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either as regards his tenure of any such office or place of profit, or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relations thereby established, provided the nature of his interest is disclosed by him no later than the meeting of the Board at which the contract or arrangement is first considered, if his interest then exists or, in any other case, at the first meeting of the Board after the acquisition of his interest.

102. After such disclosure, every Director whose interest is submitted for approval before the Board shall not be present and shall not vote at such Board's meetings. In such case all the Directors who are not interested shall be the quorum. A general notice that a Director is a member of any firm or company and is to be regarded as interested in all transactions with this firm or company shall be a sufficient disclosure under this Article and, after such general notice, it shall not be necessary to give any special notice relating to any particular transaction with such firm or company.

103. Subject to Article 65:

     103.1 The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respect as it thinks fit, including the exercise thereof in favor of any resolution appointing its members or any of them Directors of such company, or voting or providing for the payment of remuneration to the Directors of such company.

     103.2 Subject to the Provisions of the Companies Law, any Director may act by himself or his firm in a professional capacity for the Company, otherwise than as Auditor, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

104.

     104.1 Subject to the provisions of Section 237 of the Companies Law, each Director shall have the power at any time to appoint to the office of a Substitute Director any other person approved for that purpose by a resolution of the Board and, at any time, to terminate such appointment. Any such substitute is referred to in these Articles as a Substitute Director.

     104.2 A Substitute Director shall have, subject to the provision in the letter of appointment, all the powers conferred upon the Director he has been appointed as substitute to. All notices to a Substitute Director shall also be served upon the Director appointing the Substitute Director. Should at any meeting appear both the Substitute Director and the Director appointing him, the Substitute Director shall cease to hold his office for such meeting.

     104.3 The appointment of a Substitute Director shall automatically terminate in any of the following events:

          104.3.1. if his appointor shall terminate the appointment;

          104.3.2. on the happening of any event which, if he were a Director, would cause him to vacate the office of Director;

          104.3.3. if by writing under his hand left at the Office he shall resign such appointment;

          104.3.4. if his appointor shall cease for any reason to be a Director.

     104.4 A Substitute Director shall, subject to his giving to the Company an address at which notice may be served upon him, be entitled to receive notices of meetings of the Board and of any committee of the Board of which his appointor is a member and to attend and, in place of his appointor, to vote and be counted for the purpose of a quorum at any such meeting at which his appointor is not personally present and generally to perform all functions as a Director of his appointor in his absence.

     104.5 Subject to the provisions of the Companies Law, a Substitute Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not in respect of his office of Substitute Director be entitled to receive any remuneration from the Company. A Substitute Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

     104.6 A Substitute Director shall, during his appointment, be an Office Holder of the Company and shall not be deemed to be an agent of his appointor.

     104.7 Every appointment and removal of a Substitute Director shall be in writing signed by the appointor and shall take effect, subject to any approval required by Subarticle 104.1, upon receipt of such written appointment or removal at the Office, or at a later date specified in the written notice of appointment or removal if such later date is specified.

                               ACCOUNTING RECORDS

105. The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Companies Law.

106. The accounting records shall be kept at the Office or subject to the provisions of the Companies Law, at such other place as the Board thinks fit, and shall at all times be open to inspection by any Director. No member, not being a Director, shall have any right of inspecting any account or book or document of the Company, except as conferred by the Companies Law or authorized by the Board or by any ordinary resolution of the Company.

107. The Board shall in accordance with the Companies Law cause to be prepared and to be laid before the Company in general meeting, or to be sent to the shareholders of the Company, in accordance with Section 61 of the Companies Law, such profit and loss accounts, balance sheets, group accounts if any, and reports as are required by the Companies Law.

108. A printed copy of every balance sheet, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting and of the Directors' and Auditors' reports shall, at least 21 (twenty-one) days previously to the meeting, (if the Board resolves to call such meeting) be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders.

                                    AUDITORS

109. The Auditors of the Company shall be appointed by a resolution of the general meeting.


110. Auditors shall be appointed and their duties regulated in accordance with the regulations of the Companies Law.


                             DIVIDENDS AND RESERVES

111. Any general meeting approving the recommendation of the Board to declare a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid shares or debentures of any other company, and the Board shall give effect to such direction. Where any difficulty arises in regard to such distribution of such specific assets or any part hereof the Board may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

112. The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits in the opinion of the Board justify that course.

113. All premiums received on the issue of shares and all moneys realized of the sale of any investment or other property or assets of the Company in excess of the book price thereof and all other moneys in the nature of accretions of capital, whether on sale of investments or other property or assets or otherwise, shall be capital moneys, and shall be treated for all purposes as such, and not as profits available for dividend. The Directors may establish a Capital Reserve Account, and shall from time to time either carry to the credit of such Reserve Account all sum premiums and capital moneys, or apply the same in providing for deprecations or contingencies. Any losses realized on the sale of investments or other property or assets of the Company shall be carried to the debit of the Capital Reserve Account unless the Directors shall determine to make such good losses out of other funds of the Company. Any fund standing to the credit of the Capital Reserve Account may be applied by the Directors in any manner authorized by these Articles or by law.

114. The profits, and none otherwise than profits, of the Company available for dividend and resolved to be distributed, shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities as set forth herein.

115. INTENTIONALLY DELETED.

116. No dividend shall be payable in excess of the amount recommended by the Board.


117. Subject to the provisions of Article 6 above, all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purposes of this Article or the next following Article as paid on the share.

118. Subject to Article 6.7, all dividends shall be apportioned and paid PRO RATA according to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividend accordingly.

119. The Board shall transfer to share premium account as required by the Companies Law amounts equal to the amount or value of any premiums at which any shares of the Company shall be issued.

120. The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to shares in the Company.

121. All dividends and interest shall belong and be paid, subject to any lien of the Company, to those members whose names shall be on the Register at the date at which such dividend shall be declared or at that date on which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

122. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

123. No dividend or other moneys payable in respect of a share shall bear interest against the Company. All dividends unclaimed for a period of 12 (twelve) years after having been declared shall be forfeited and shall revert to the Company.

124. Unless the Board otherwise so resolves, any dividend may be paid by cheque sent through the post to the address in the Register of the member or person entitled hereto, and in case of joint holders to any one of such joint holders, or to such person and to such other address as the holder or joint holders may in writing direct. Every such cheque shall be made payable to the order of the person to whom it is sent and shall be sent at the member's risk, and payment of the cheque or warrant shall be a good discharge to the Company.

125. If several persons are entered in the Register as joint holders of any share, any one of them may give effectual receipts for any moneys payable in respect of the share.

126. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business in the Company, as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

                            CAPITALIZATION OF PROFITS

 127.

     127.1 The Company in a General Meeting of the Shareholders may, upon recommendation of the Board, resolve that it is desirable to capitalize all or any part of the profits of the Company to which this Article applies and accordingly that the Board be authorized and directed to appropriate the profits so resolved to be capitalized to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportion.

     127.2 Subject to any direction given by the Company, and subject to any rights regarding votes in the Board, the Board shall make all appropriations and applications of the profits resolved to be capitalized by any such resolution, and such profits shall be applied by the Board on behalf of the members entitled thereto either:

          127.2.1 in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively; or

          127.2.2 in paying up in full unissued shares, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other; provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

     127.3 The Board shall have power after the passing of any such resolution:

          127.3.1 to make such provision, by the issue of fractional certificates or by payment in cash or otherwise, as it thinks fit for the case of shares debentures or obligations becoming distributable in fractions; and

          127.3.2 to authorize any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing, as the case may require, either:

                  127.3.2.1 for the payment up by the Company on behalf of
                            such members, by the application thereto to be capitalized, of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

                  127.3.2.2 for the allotment to such members respectively
                            credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalization;

                            and any agreement made under such authority shall be effective and binding on all such members.

     127.4 The profits of the Company to which this Article applies shall be undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall include:

          127.4.1 any profits arising from appreciation in capital assets, whether realized by sale or ascertained by valuation; and

          127.4.2 any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.

                                     NOTICES

128.

     128.1 Any notice or document may be served by the Company on any member either personally or by sending it through the post in a prepaid letter addressed to such member at this address in the Register. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register, and notice so given shall be sufficient notice to all the joint holders.

     128.2 If a member has no registered address and has not supplied to the Company an address for the giving of notices to him, a notice addressed to him at his last known address shall be deemed to be duly given to him according to Article 129. If no known address exists - such a member should not be entitled to receive any notice from the Company.

129. Any notice or other document, if served by post, shall be deemed to have been served on the 4th (fourth) day following that on which the letter containing the same is posted, by whatever class of post in the event that the addressee is in the same country as the place from which the notice is posted; in the event that the addressee is in any other country, such notice or other documents, if served by federal express or similar overnight carrier, shall be deemed to have been served upon receipt. In proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed, stamped and posted. Notice may be sent by telefax, telex or other electronic means and confirmed by post as aforesaid, and such notice shall be deemed to be given 24 hours after it is sent, or when it is actually received, whichever is earlier. If notice is received, it shall be deemed to have been duly served when received, notwithstanding that it is defectively addressed or that it fails to comply with the provisions of this Article


130. Any notice of document sent by post to, or left at the address in the Register of, any member in pursuance of these Articles shall, notwithstanding such member be then deceased or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as holder or joint holder thereof, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested, whether jointly with or as claiming through or under him, in such share.

131. Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which, previously to his name and address being entered in the Register, shall have been duly given to the person from whom he derives his title to such share.

132.

     132.1 Notice of every General Meeting shall be given in any manner hereinbefore authorized to every member and each of the Directors

     132.2 No other person shall be entitled to receive notices of General Meetings.


133. Any member present, either personally or by proxy, at any General Meeting shall, for all purposes, be deemed to have received due notice of such General Meeting and, where requisite, of the purposes for which such General Meeting was convened.

                                SIGNATORY RIGHTS

134. The Board, shall with the consent of at-least two of the Series A Preferred Shares Director, the Series B-1 Preferred Shares Director and the Series C-1 Preferred Shares Director determine which signatures shall bind the Company.

                                   COMMISSION

135. The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscription, whether absolute or conditional, for any shares in the Company, provided such commission does not exceed 10% (ten percent) on such shares or any amount equivalent there to, and such commission may be paid in cash or fully or partly paid shares of the Company, or partly in one way and partly in another.

                                   WINDING UP

136. If the Company shall be wound up, the liquidator may, subject to Sub-article 6.1 proportionally divide amongst the members in cash the whole or any part of the assets of the Company in such manner as described in Sub-article 6.1, and may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator with the like sanction shall think fit.

137. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

                             INSURANCE AND INDEMNITY

138. The Company may insure any Office Holder, in full or in part, against any of the following:

     138.1 Breach of duty of care with respect to the Company or with respect to any other person.

     138.2 Breach of fiduciary duty with respect to the Company, provided that such Office Holder acted bona fide and had a reasonable foundation to assume such action would not harm the Company.

     138.3 Financial liability imposed upon him to the benefit of another person due to an action taken by him in his capacity as an Office Holder of the Company.


139. Subject to the provisions of Section 260 (b) (2) of the Companies Law, the Company may indemnify any Office Holder of the Company for any of the following:

     139.1 Financial liability imposed by verdict upon him to the benefit of another person, including judgment rendered, settlement or arbitrator's judgment ratified by a court, arising from any act taken or omission by him in his capacity as an Office Holder of the Company.

     139.2 Reasonable litigation fees, including attorney's fees, incurred by the Office Holder of the Company or imposed upon him by a court, in a proceeding initiated against him by the Company or in its name by another person, or in criminal proceedings in which he is acquitted, in connection with any action taken by him in his capacity as an Office Holder of the Company.

140. The provisions of Articles 138 and 139 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

141. In any case where insurance of liability of an Office Holder of the Company or indemnification of such Office Holder is prohibited by any applicable law, the Company shall not insure the liability of such Office Holder of the Company, nor shall it indemnify such Office Holder.